Exhibit 3.45

CERTIFICATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF SIERRA DESIGN GROUP

The undersigned, being the President and Secretary of Sierra Design Group., a Nevada corporation, does hereby certify as follows:

1.             That on December 17th, 1999, the Sole Director of the corporation by unanimous consent adopted and consented to the adoption of resolutions setting forth proposed amendments to the Articles of Incorporation of the corporation, as hereinafter set forth, authorizing the execution of this Certificate declaring the advisability thereof, and calling a meeting of the sole shareholder for the purpose of considering and voting upon the proposed amendments.

2.             That on December 17th, 1999, the sole shareholder of the corporation by unanimous consent with notice and written consent given pursuant to Section 78.320 adopted and consented to the adoption of a resolution setting forth the proposed amendments to the Articles of Incorporation as hereinabove set forth and authorizing the execution of this Certificate.

3.             That the Articles of Incorporation of Sierra Design Group are hereby amended and restated in their entirely as follows:

ARTICLES OF INCORPORATION

OF

SIERRA DESIGN GROUP

FIRST:               The name of the corporation (hereinafter called the “corporation”) is: SIERRA DESIGN GROUP

SECOND:          The name and address of the Resident Agent is

Michael L. Lentz

375 Vassar Street

Reno, Nevada 89502

THIRD:              The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation law of the State of Nevada. Furthermore, the corporation shall have authority to act as a partner or joint venturer or in any other legal capacity in any transaction, and the said corporation shall have authority to do business anywhere in the world. The corporation shall have and exercise all rights and powers from time to time granted to a corporation by law. The above clauses shall not be limited by reference to, or inference from, one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers of the corporation.

FOURTH:          The governing board of the corporation shall be styled as a “Board of Directors”. The said directors shall be the only members of the said board, and shall be styled as “Directors”. The said directors shall also, after nomination and election, at the first meeting of the Board of Directors and annually thereafter, designate one member as the “Chairman of the Board”, wherein said director shall preside over the meetings of the “Board of Directors:. Election of the Chairman of the Board shall be by the unanimous vote of the directors.

The number of members constituting the first Board of Directors of the corporation is 1.

The number of members constituting the first stockholders of the corporation is 1.

The number of Directors of the corporation may be increased or decreased from time to time by resolution of the Board of Directors or as otherwise provided from time to time in the Bylaws of the corporation.

In case of any vacancy in the Board of Directors, the remaining directors thereof may elect a successor to hold office for the unexpired term of the director whose place is vacant and until his successor shall be duly elected and qualified.

At all elections of directors of this corporation, each holder of stock having voting power shall be entitled to as many votes as shall equal the number of his shares of stock for each director to be elected. These numbers can be changed only by the vote or written consent of the holders of sixty-seven percent (67%) of the outstanding voting shares, the number of directors cannot be changed by amendment of the Bylaws of the corporation. This Article Fourth can be changed only by the vote or written consent of the holders of the majority of the outstanding voting shares.

FIFTH:               The names and post office addresses of the persons acting as the first Board of Directors is as follows:

NAME:               ROBERT LUCIANO

ADDRESS:        4665 LAKEWOOD COURT, RENO, NEVADA 89509

SIXTH:              The aggregate number of shares that the corporation shall have the authority to issue is 100,000,000 (One Hundred Million) shares of common stock with a par value of $.0001 per share. No distinction shall exist among the shares of this corporation, and all shares shall be subject to the same restrictions and shall have the same rights and voting privileges. All shares shall be deemed voting shares.

This Article SIXTH can be amended only by the vote or written consent of the holders of at least sixty-seven percent (67%) of the outstanding voting shares.

SEVENTH:       The preferences and privileges granted or not granted to, and restrictions imposed or not imposed upon the class of shares, or to the holder of the said shares, are as follows, subject to the other provisions of these Articles:

1.             The holder of the above-referenced shares shall not be entitled to dividend preferences, liquidation preferences, special voting rights, miscellaneous differential election procedure, miscellaneous differential redemption rights, or differential miscellaneous conversion rights, or other miscellaneous preferences as to dividends, voting, assets, or otherwise.

EIGHT:              The corporation shall not, without the affirmative vote or written consent of the majority holders of stock of these shares:

(i)                         Alter or amend any rights, privileges, or preferences granted or not granted to the shares under Articles Sixth, Seventh, Eight or Ninth herein.

(ii)                        Increase the authorized number of common shares.

(iii)                       Create any other class of shares.

(iv)                       Violate any of the other provisions of these Articles of Incorporation concerning shares.

NINTH:              No holder of common shares of this corporation shall have a preemptive right to acquire the corporation’s unissued shares.

TENTH:             The name and address of the incorporator signing these Articles of Incorporation is as follows:

Name:                ROBERT LUCIANO

ADDRESS:        4665 LAKEWOOD COURT, RENO, NEVADA 89509

ELEVENTH:     The corporation shall have perpetual existence.

TWELFTH:       The corporation may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all persons whom it shall have the power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in, or covered by, said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of stockholder, or disinterested director, or otherwise, both as to action in an official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person. The corporation may purchase and maintain insurance, including but not limited to, insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out if his status as such, whether or not the corporation would have the power to indemnify him against such liability.

THIRTEENTH:             From time to time, any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, subject to the express limitations contained herein, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by said laws; and all rights at any time conferred upon the stockholder of the corporation by these Articles of Incorporation, are subject to the provisions of the Bylaws of this corporation to be adopted in the future.

FOURTEENTH:            For so long as the Corporation is subject to the jurisdiction of the Nevada Gaming Commission (the “Commission”), the corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations promulgated thereunder. The issuance of any stock or securities in violation thereof shall be void and such stock or securities shall be deemed not to be issued and outstanding.

For so long as the corporation is subject to the jurisdiction of the Commission, no stock or securities issued by the corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void.

If at any time the Commission finds that an owner of stock or other securities of this Corporation is unsuitable to continue to have an involvement in gaming in the State of Nevada, such owner must dispose of such securities as provided by the Nevada Gaming Control Act and the regulations promulgated thereunder.

If the Commission at any time determines that a holder of stock or other securities of this Corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own then, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities, either directly or through any trustee or nominee, shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the securities.

4.             This Certificate is made pursuant to NRS 78.390 and NRS 78.403.

/s/ Robert Luciano
ROBERT LUCIANO, President

/s/ Robert Luciano
ROBERT LUCIANO, Secretary